Exhibit 99.1

NEWS RELEASE

Transcat, Inc. 35 Vantage Point Drive • Rochester • NY • 14624 • Phone: (585) 352-7777

IMMEDIATE RELEASE

Transcat Reports double-digit Organic Service Revenue Growth and significant Gross

Margin expansion in both Segments for the Fourth Quarter and Full Year 2024

●	Fourth Quarter Service gross margin expanded 170 basis points driven by 13% Service organic growth

●	Fourth Quarter Distribution gross margin expands 510 basis points to 30.3% on strength of Rentals

●	Fourth Quarter Consolidated adjusted EBITDA grew 29.8% with margins expanding 200 basis points

●	Generated $32.6M of Operating Cash Flow in fiscal 2024, 92% growth versus prior year

ROCHESTER, NY, May 20, 2024 – Transcat, Inc. (Nasdaq: TRNS) (“Transcat” or the “Company”), a leading provider of accredited calibration services, cost control and optimization services, and distribution and rental of value-added professional grade handheld test, measurement, and control instrumentation, today reported financial results for its fourth quarter ended March 30, 2024 (the “fourth quarter”) of fiscal year 2024, which ends March 30, 2024 (“fiscal 2024”). Results include the previously reported acquisitions of TIC-MS, Inc. ("TIC-MS") effective March 27, 2023, SteriQual, Inc. ("SteriQual"), effective July 12, 2023 and Axiom Test Equipment, Inc. (“Axiom”), effective August 8, 2023. Transcat operates on a 52/53 week fiscal year, ending the last Saturday in March. In a 52-week fiscal year, each of the four quarters is a 13-week period. In a 53-week fiscal year (which occurs once every five or six years), the last quarter is a 14-week period. Fiscal 2024 consisted of 53 weeks while the fiscal year 2023 consisted of 52 weeks.

“We are extremely pleased with our fourth quarter and full year fiscal 2024 results as double-digit organic Service revenue growth and increased productivity drove Service gross margin expansion while Distribution gross margins soared due to growth in Rentals” commented Lee D. Rudow, President and CEO. “Adjusted EBITDA growth of 30% for the fourth quarter reflects our ability to leverage organic Service revenue growth and the successful integration of acquired companies. Fourth quarter Consolidated revenue was up 14% with gross margin expansion of 300 basis points year over year driven by our widened breadth of service offerings, excellent performance in the higher-margin rental business, and execution of automation and process improvement initiatives. Service segment revenue grew 18% in the fourth quarter as demand in highly regulated end markets, including life sciences, remained strong and our differentiated value proposition continues to resonate throughout Transcat’s expanded addressable markets”.

Mr. Rudow added, “In the fiscal year we completed three acquisitions, TIC-MS, SteriQual, and Axiom Test Equipment that have expanded our addressable markets, widened the breadth of offerings, and allowed us to leverage our existing infrastructure. The key differentiator of the Transcat acquisition strategy is the effectiveness of our integration processes enabling new acquisitions to very quickly be accretive to the overall company. In addition to strong returns, the acquisitions present compelling cross-sell synergies to drive organic calibration service growth and rental sales into these newly acquired customer bases. On a final note, we are extremely excited about our recent rental acquisition, Becnel Rental Tools, which closed just after the end of the fiscal year. Becnel is a well-run business, with great customer relationships, which will differentiate our higher margin rental portfolio and will in time provide significant opportunities for cross-selling of Transcat’s products and services.”

Transcat Reports double-digit Organic Service Revenue Growth and significant Gross Margin expansion in both Segments for the Fourth Quarter and Full Year 2024
May 20, 2024

Fourth Quarter Fiscal 2024 Review
(Results are compared with the fourth quarter of the fiscal year ended March 25, 2023 ("fiscal 2023"))

($ in thousands)			Change
	FY24 Q4	FY23 Q4	$'s	%
Service Revenue	$46,732	$39,763	$6,969	17.5%
Distribution Sales	24,181	22,304	1,877	8.4%
Revenue	$70,913	$62,067	$8,846	14.3%

Gross Profit	$24,035	$19,150	$4,885	25.5%
Gross Margin	33.9%	30.9%

Operating Income	$9,204	$5,855	$3,349	57.2%
Operating Margin	13.0%	9.4%

Net Income	$6,890	$3,658	$3,232	88.4%
Net Margin	9.7%	5.9%

Adjusted EBITDA*	$11,682	$8,998	$2,684	29.8%
Adjusted EBITDA* Margin	16.5%	14.5%

Diluted EPS	$0.77	$0.48	$0.29	60.0%

Adjusted Diluted EPS*	$0.66	$0.60	$0.06	9.8%

*See Note 1 on page 5 for a description of these non-GAAP financial measures and pages 10, 11 and 12 for the reconciliation tables.

Consolidated revenue was $70.9 million, an increase of 14.3%, and includes the benefit of the 53rd week in fiscal 2024. Consolidated gross profit was $24.0 million, an increase of $4.9 million, or 25.5%, while gross margin expanded 300 basis points due to margin improvements in both operating segments. Operating expenses were $14.8 million, an increase of $1.5 million, or 11.6%, driven by incremental expenses from acquired businesses (including stock-based compensation expense), increased intangibles amortization expense, higher sales-based incentives, and a reversal of the non-cash charge related to the amended NEXA Earn-Out agreement. Adjusted EBITDA was $11.7 million which represented an increase of $2.7 million or 29.8%. Net income per diluted share of $0.77 was up from $0.48 and adjusted diluted earnings per share increased to $0.66 versus $0.60 last year, which includes the non-cash reversal of $2.4 million for the amended NEXA Earn-Out agreement and a higher effective tax rate.

Service segment delivers record fourth quarter results

Represents the accredited calibration, repair, inspection and laboratory instrument services business (65.9% of total revenue for the fourth quarter of fiscal 2024).

($ in thousand)			Change
	FY24 Q4	FY23 Q4	$'s	%
Service Segment Revenue	$46,732	$39,763	$6,969	17.5%
Gross Profit	$16,704	$13,523	$3,181	23.5%
Gross Margin	35.7%	34.0%

Operating Income	$8,144	$4,547	$3,597	79.1%
Operating Margin	17.4%	11.4%

Adjusted EBITDA*	$8,741	$7,039	$1,702	24.2%
Adjusted EBITDA* Margin	18.7%	17.7%

*See Note 1 on page 5 for a description of this non-GAAP financial measure and pages 10 and 11 for the Adjusted EBITDA Reconciliation tables.

Transcat Reports double-digit Organic Service Revenue Growth and significant Gross Margin expansion in both Segments for the Fourth Quarter and Full Year 2024
May 20, 2024

Service segment revenue was $46.7 million, an increase of $7.0 million or 17.5% and included $1.2 million of incremental revenue from acquisitions. Organic revenue growth was 13.0% driven by strong end market demand and continued market share gains. When normalized for the 53rd week, organic revenue growth falls within the range of high single-digit to low double-digit guidance. The segment gross margin increased 170 basis points from prior year primarily due to continued productivity improvements.

Distribution segment shows continued margin improvement

Represents the sale and rental of new and used professional grade handheld test, measurement and control instrumentation (34.1% of total revenue for the fourth quarter of fiscal 2024).

($ in thousands)			Change
	FY24 Q4	FY23 Q4	$'s	%
Distribution Segment Sales	$24,181	$22,304	$1,877	8.4%
Gross Profit	$7,331	$5,627	$1,704	30.3%
Gross Margin	30.3%	25.2%

Operating Income	$1,060	$1,308	$(248)	(19.0)%
Operating Margin	4.4%	5.9%

Adjusted EBITDA*	$2,941	$1,959	$982	50.1%
Adjusted EBITDA* Margin	12.2%	8.8%

*See Note 1 on page 5 for a description of this non-GAAP financial measure and pages 10 and 11 for the Adjusted EBITDA Reconciliation tables.

Distribution sales were $24.2 million, an increase of 8.4% on improved end market demand and strength in our Rentals business. Distribution segment gross margin was 30.3%, an increase of 510 basis points due to a favorable sales mix driven by strength in the Rentals business.

Full-Year Fiscal 2024 Review
(Results are compared with full-year fiscal 2023)

($ in thousands)			Change
	FY 2024	FY 2023	$'s	%
Service Revenue	169,525	144,883	$24,642	17.0%
Distribution Sales	89,956	85,686	4,270	5.0%
Revenue	$259,481	$230,569	$28,912	12.5%

Gross Profit	$83,806	$68,355	$15,451	22.6%
Gross Margin	32.3%	29.6%

Operating Income	$19,781	$16,248	$3,533	21.7%
Operating Margin	7.6%	7.0%

Net Income	$13,647	$10,688	$2,959	27.7%
Net Margin	5.3%	4.6%

Adjusted EBITDA*	$38,613	$30,421	$8,192	26.9%
Adjusted EBITDA* Margin	14.9%	13.2%

Diluted EPS	$1.63	$1.40	$0.23	16.7%

Adjusted Diluted EPS*	$2.36	$1.93	$0.43	22.1%

*See Note 1 on page 5 for a description of these non-GAAP financial measures and pages 10, 11 and 12 for the reconciliation tables.

Transcat Reports double-digit Organic Service Revenue Growth and significant Gross Margin expansion in both Segments for the Fourth Quarter and Full Year 2024
May 20, 2024

Total revenue was $259.5 million, an increase of $28.9 million or 12.5%. Consolidated gross profit was $83.8 million, up $15.5 million, or 22.6%, and gross margin expanded to 32.3% or 270 basis points.  Consolidated operating expenses were $64.0 million, an increase of $11.9 million, or 22.9%, driven by incremental expenses from acquired businesses (including stock-based compensation expense), increased intangibles amortization expense, and investments in technology and our employee base to support future growth. As a result, consolidated operating income was $19.8 million compared with $16.2 million in last fiscal year’s period, an increase of 21.7%.

Adjusted EBITDA was $38.6 million which represented an increase of $8.2 million or 26.9%. Net income per diluted share increased to $1.63 from $1.40 and adjusted diluted earnings per share was $2.36 versus $1.93 last year.

Balance Sheet and Cash Flow Overview

On March 30, 2024, the Company had $35.2 million of cash and marketable securities on hand and $80.0 million available for borrowing under its secured revolving credit facility. Total debt of $4.2 million was down $44.9 million from fiscal 2023 year-end due to cash proceeds from our secondary stock offering. The Company’s leverage ratio, as defined in the credit agreement, was 0.10 on March 30, 2024, compared with 1.60 on March 25, 2023.

Outlook

Mr. Rudow concluded, “The Transcat team continues to deliver strong revenue growth and sustainable gross margin expansion as can be seen over the past decade and a half of profitable growth. As we think ahead into fiscal 2025, our business will continue to benefit from recurring revenue streams in highly regulated end markets, including life sciences, along with a growing Rentals business that performs well throughout various economic cycles. We expect another year of organic Service revenue growth in the high single-digit to low double-digit range when normalized for the extra week in fiscal 2024 and gross margin expansion. Automation of our calibration processes and overall process improvement will continue to be key enablers of future margin expansion.”

“We continue to be proud of our work on the leadership development front. We couldn’t be happier with our new COO Mike West; his performance has been stellar and impactful since taking over the role. Likewise, we are promoting John Cummins to lead the significant new growth opportunity Transcat Single Source Solution (TS3). TS3 is a comprehensive value proposition, full suite of services, sold to high level decision makers for new capital projects and existing operations, and a critical next step towards integration of NEXA's Cost, Control and Optimization services with the Transcat calibration business. The NEXA earnout agreement accrual has been reversed and converted to an incentive program associated with this new and expanded role. On a final note, we are very proud to announce Jim Jenkins was offered and accepted the role as CEO of Lakeland Industries. Jim has been our General Counsel for the last four years and we would like to thank him for his contributions to Transcat.”

“The Service segment has substantial runway ahead for growth, both organically and through acquisition. Our robust acquisition pipeline should enable strategic, accretive acquisitions that drive synergistic growth opportunities and will be a key component of our go-forward strategy. Transcat has a diverse portfolio designed to generate high returns for years to come. We believe strong execution, paired with several strategic acquisitions, will drive significant gains in the market and across key business channels. Our investments in leadership development, automation, and process improvement have made Transcat a stronger company and we are well positioned to continue to generate sustainable long-term shareholder value”.

Transcat expects its income tax rate to range between 24% and 26% in fiscal 2025. This estimate includes Federal, various state, Canadian and Irish income taxes and reflects the discrete tax accounting associated with share-based payment awards.

Transcat Reports double-digit Organic Service Revenue Growth and significant Gross Margin expansion in both Segments for the Fourth Quarter and Full Year 2024
May 20, 2024

Webcast and Conference Call

Transcat will host a conference call and webcast on Tuesday, May 21, 2024 at 11:00 a.m. ET.  Management will review the financial and operating results for the fourth quarter and full fiscal year, as well as the Company’s strategy and outlook. A question and answer session will follow the formal discussion. The review will be accompanied by a slide presentation, which will be available at www.transcat.com/investor-relations. The conference call can be accessed by calling (201) 689-8471. Alternatively, the webcast can be monitored at www.transcat.com/investor-relations.

A telephonic replay will be available from 2:00 p.m. ET on the day of the call through Tuesday, August 8, 2024. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13746612, access the webcast replay at www.transcat.com/investor-relations, where a transcript will be posted once available.

NOTE 1 – Non-GAAP Financial Measures

In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, acquisition related transaction expenses, non-cash loss on sale of building and restructuring expense), which is a non-GAAP measure. The Company’s management believes Adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the performance of its core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, stock-based compensation expense and other items, which is not always commensurate with the reporting period in which it is included. As such, the Company uses Adjusted EBITDA as a measure of performance when evaluating its business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.  See pages 10 and 11 for the Adjusted EBITDA Reconciliation tables.

In addition to reporting Diluted Earnings Per Share, a GAAP measure, we present Adjusted Diluted Earnings Per Share (net income plus acquisition related amortization expense, acquisition related transaction expenses, acquisition related stock-based compensation, acquisition amortization of backlog and restructuring expense; divided by the average diluted shares outstanding during the period), which is a non-GAAP measure. Our management believes Adjusted Diluted Earnings Per Share is an important measure of our operating performance because it provides a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance. Adjusted Diluted Earnings Per Share is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of Diluted Earnings Per Share and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. Adjusted Diluted Earnings Per Share, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.  See page 12 for the Adjusted Diluted EPS Reconciliation table.

ABOUT TRANSCAT

Transcat, Inc. is a leading provider of accredited calibration, reliability, maintenance optimization, quality and compliance, validation, Computerized Maintenance Management System (CMMS), and pipette services. The Company is focused on providing best-in-class services and products to highly regulated industries, particularly the Life Science industry, which includes pharmaceutical, biotechnology, medical device, and other FDA-regulated businesses, as well as aerospace and defense, and energy and utilities. Transcat provides periodic on-site services, mobile calibration services, pickup and delivery, in-house services at its 29 Calibration Service Centers strategically located across the United States, Puerto Rico, Canada, and Ireland. In addition, Transcat operates calibration labs in 21 imbedded customer-site locations. The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be the best in the industry.

Transcat Reports double-digit Organic Service Revenue Growth and significant Gross Margin expansion in both Segments for the Fourth Quarter and Full Year 2024
May 20, 2024

Transcat also operates as a leading value-added distributor that markets, sells and rents new and used national and proprietary brand instruments to customers primarily in North America. The Company believes its combined Service and Distribution segment offerings, experience, technical expertise, and integrity create a unique and compelling value proposition for its customers.

Transcat’s strategy is to leverage its strong brand and unique value proposition that includes its comprehensive instrument service capabilities, Cost, Control and Optimizations services, and leading distribution platform to drive organic sales growth. The Company will also look to expand its addressable calibration market through acquisitions and capability investments to further realize the inherent leverage of its business model. More information about Transcat can be found at: Transcat.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions.  Forward-looking statements relate to expectations, estimates, beliefs, assumptions and predictions of future events and are identified by words such as “aim,” “anticipates,” “believes,” “can,” “could,” “designed,” “estimates,” “expects,” “focus,” “goal,” “intends,” “may,” “plan,” “outlook,” “potential,” “seek,” “strategy,” “strive,” “target,” “will,” “would,” and other similar words. All statements addressing operating performance, events or developments that Transcat expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, the commercialization of software projects, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements.  Forward-looking statements should be evaluated in light of important risk factors and uncertainties.  These risk factors and uncertainties include those more fully described in Transcat’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated.  In addition, undue reliance should not be placed on the Company’s forward-looking statements, which speak only as of the date they are made. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release, whether as the result of new information, future events or otherwise.

For more information contact:

Tom Barbato
Phone: (585) 505-6530
Email: Thomas.Barbato@transcat.com

FINANCIAL TABLES FOLLOW.

Transcat Reports double-digit Organic Service Revenue Growth and significant Gross Margin expansion in both Segments for the Fourth Quarter and Full Year 2024
May 20, 2024

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts)

	(Unaudited)		(Unaudited)
	Fourth Quarter Ended		Fiscal Year Ended
	March 30,	March 25,	March 30,	March 25,
	2024	2023	2024	2023

Service Revenue	$46,732	$39,763	$169,525	$144,883
Distribution Sales	24,181	22,304	89,956	85,686
Total Revenue	70,913	62,067	259,481	230,569

Cost of Service Revenue	30,028	26,240	112,272	98,245
Cost of Distribution Sales	16,850	16,677	63,403	63,969
Total Cost of Revenue	46,878	42,917	175,675	162,214

Gross Profit	24,035	19,150	83,806	68,355

Selling, Marketing and Warehouse Expenses	7,866	6,446	28,710	24,761
General and Administrative Expenses	6,965	6,849	35,315	27,346
Total Operating Expenses	14,831	13,295	64,025	52,107

Operating Income	9,204	5,855	19,781	16,248

Interest and Other Expense, net	(400)	1,029	1,342	2,761

Income Before Income Taxes	9,604	4,826	18,439	13,487
Provision for Income Taxes	2,714	1,168	4,792	2,799

Net Income	$6,890	$3,658	$13,647	$10,688

Basic Earnings Per Share	$0.78	$0.48	$1.66	$1.42
Average Shares Outstanding	8,832	7,562	8,239	7,551

Diluted Earnings Per Share	$0.77	$0.48	$1.63	$1.40
Average Shares Outstanding	8,972	7,688	8,352	7,645

Transcat Reports double-digit Organic Service Revenue Growth and significant Gross Margin expansion in both Segments for the Fourth Quarter and Full Year 2024
May 20, 2024

TRANSCAT, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)

	March 30,	March 25,
	2024	2023
ASSETS
Current Assets:
Cash and Cash Equivalents	$19,646	$1,531
Marketable Securities	15,533	-
Accounts Receivable, less allowance for credit losses of $544 and $457 as of March 30, 2024 and March 25, 2023, respectively	47,779	44,698
Other Receivables	506	506
Inventory, net	17,418	16,929
Prepaid Expenses and Other Current Assets	4,276	3,935
Total Current Assets	105,158	67,599
Property and Equipment, net	38,944	29,064
Goodwill	105,585	69,360
Intangible Assets, net	19,987	13,799
Right to Use Assets, net	16,823	14,876
Other Assets	1,055	1,051
Total Assets	$287,552	$195,749

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$11,495	$15,869
Accrued Compensation and Other Current Liabilities	16,739	10,201
Income Taxes Payable	2,926	-
Current Portion of Long-Term Debt	2,339	2,248
Total Current Liabilities	33,499	28,318
Long-Term Debt	1,817	46,869
Deferred Tax Liabilities, net	9,291	6,538
Lease Liabilities	14,873	12,960
Other Liabilities	2,903	1,434
Total Liabilities	62,383	96,119

Shareholders' Equity:
Common Stock, par value $0.50 per share, 30,000,000 shares authorized; 8,839,299 and 7,562,604 shares issued and outstanding as of March 30, 2024 and March 25, 2023, respectively	4,420	3,781
Capital in Excess of Par Value	141,624	27,886
Accumulated Other Comprehensive Loss	(949)	(1,200)
Retained Earnings	80,074	69,163
Total Shareholders' Equity	225,169	99,630
Total Liabilities and Shareholders' Equity	$287,552	$195,749

Transcat Reports double-digit Organic Service Revenue Growth and significant Gross Margin expansion in both Segments for the Fourth Quarter and Full Year 2024
May 20, 2024

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(Unaudited)
	Fiscal Year Ended
	March 30,	March 25,
	2024	2023
Cash Flows from Operating Activities:
Net Income	$13,647	$10,688
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Net Loss on Disposal of Property and Equipment	53	88
Deferred Income Taxes	(1,597)	(186)
Depreciation and Amortization	13,544	10,955
Provision for Accounts Receivable and Inventory Reserves	406	74
Stock-Based Compensation Expense	4,512	3,377
Changes in Assets and Liabilities, net of acquisitions:
Accounts Receivable and Other Receivables	(1,259)	(5,226)
Inventory	2,318	(3,377)
Prepaid Expenses and Other Current Assets	(299)	1,119
Accounts Payable	(5,005)	1,600
Accrued Compensation and Other Current Liabilities	3,397	(2,161)
Income Taxes Payable	2,899	-
Net Cash Provided by Operating Activities	32,616	16,951

Cash Flows from Investing Activities:
Purchases of Property and Equipment	(13,280)	(9,414)
Proceeds from Sale of Property and Equipment	-	10
Business Acquisitions, net of cash acquired	(12,859)	(9,109)
Purchases of Marketable Securities	(15,533)	-
Net Cash Used in Investing Activities	(41,672)	(18,513)

Cash Flows from Financing Activities:
Proceeds from Revolving Credit Facility, net	(42,713)	2,786
Repayments of Term Loan	(2,248)	(2,121)
Issuance of Common Stock, net of direct costs	77,266	658
Repurchase of Common Stock	(4,906)	(447)
Net Cash Provided by Financing Activities	27,399	876

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(228)	821

Net Increase in Cash and Cash Equivalents	18,115	135
Cash and Cash Equivalents at Beginning of Period	1,531	1,396
Cash and Cash Equivalents at End of Period	$19,646	$1,531

Transcat Reports double-digit Organic Service Revenue Growth and significant Gross Margin expansion in both Segments for the Fourth Quarter and Full Year 2024
May 20, 2024

TRANSCAT, INC.
Adjusted EBITDA Reconciliation Table
(In thousands)
(Unaudited)

	Fiscal 2024
	Q1	Q2	Q3	Q4	YTD
Net Income	$2,949	$460	$3,348	$6,890	$13,647
+ Interest Expense	814	890	(266)	(411)	1,027
+ Other Expense / (Income)	64	(49)	289	11	315
+ Tax Provision	813	342	923	2,714	4,792
Operating Income	$4,640	$1,643	$4,294	$9,204	$19,781
+ Depreciation & Amortization	2,790	3,269	3,783	3,635	13,477
+ Transaction Expense	185	328	78	37	628
+ Acquisition Earn-Out Adjustment	-	2,800	87	(2,357)	530
+ Other (Expense) / Income	(64)	49	(289)	(11)	(315)
+ Noncash Stock Compensation	930	1,241	1,167	1,174	4,512
Adjusted EBITDA	$8,481	$9,330	$9,120	$11,682	$38,613

Segment Breakdown

Service Operating Income	$3,192	$742	$2,966	$8,144	$15,044
+ Depreciation & Amortization	2,226	2,325	2,362	2,280	9,193
+ Transaction Expense	185	76	30	(44)	247
+ Acquisition Earn-Out Adjustment	-	2,800	87	(2,357)	530
+ Other (Expense) / Income	(47)	29	(203)	(18)	(239)
+ Noncash Stock Compensation	676	826	737	736	2,975
Service Adjusted EBITDA	$6,232	$6,798	$5,979	$8,741	$27,750

Distribution Operating Income	$1,448	$901	$1,328	$1,060	$4,737
+ Depreciation & Amortization	564	944	1,421	1,355	4,284
+ Transaction Expense	-	252	48	81	381
+ Other (Expense) / Income	(17)	20	(86)	7	(76)
+ Noncash Stock Compensation	254	415	430	438	1,537
Distribution Adjusted EBITDA	$2,249	$2,532	$3,141	$2,941	$10,863

Transcat Reports double-digit Organic Service Revenue Growth and significant Gross Margin expansion in both Segments for the Fourth Quarter and Full Year 2024
May 20, 2024

TRANSCAT, INC.
Adjusted EBITDA Reconciliation Table
(In thousands)
(Unaudited)

	Fiscal 2023
	Q1	Q2	Q3	Q4	YTD
Net Income	$3,072	$2,357	$1,601	$3,658	$10,688
+ Interest Expense	360	550	726	781	2,417
+ Other Expense / (Income)	(204)	(13)	313	248	344
+ Tax Provision	376	732	523	1,168	2,799
Operating Income	$3,604	$3,626	$3,163	$5,855	$16,248
+ Depreciation & Amortization	2,641	2,778	2,824	2,712	10,955
+ Transaction Expense	30	-	96	59	185
+ Other (Expense) / Income	204	13	(313)	(248)	(344)
+ Noncash Stock Compensation	828	1,114	815	620	3,377
Adjusted EBITDA	$7,307	$7,531	$6,585	$8,998	$30,421

Segment Breakdown

Service Operating Income	$2,532	$2,507	$1,836	$4,547	$11,422
+ Depreciation & Amortization	2,139	2,246	2,268	2,147	8,800
+ Transaction Expense	30	-	96	59	185
+ Other (Expense) / Income	134	3	(214)	(170)	(247)
+ Noncash Stock Compensation	638	793	576	456	2,463
Service Adjusted EBITDA	$5,473	$5,549	$4,562	$7,039	$22,623

Distribution Operating Income	$1,072	$1,119	$1,327	$1,308	$4,826
+ Depreciation & Amortization	502	532	556	565	2,155
+ Other (Expense) / Income	70	10	(99)	(78)	(97)
+ Noncash Stock Compensation	190	321	239	164	914
Distribution Adjusted EBITDA	$1,834	$1,982	$2,023	$1,959	$7,798

Transcat Reports double-digit Organic Service Revenue Growth and significant Gross Margin expansion in both Segments for the Fourth Quarter and Full Year 2024
May 20, 2024

TRANSCAT, INC.
Adjusted Diluted EPS Reconciliation Table
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Fiscal 2024
	Q1	Q2	Q3	Q4	YTD
Net Income	$2,949	$460	$3,348	$6,890	$13,647
+ Amortization of Intangible Assets	1,093	1,416	1,674	1,447	5,630
+ Acquisition Amortization of Backlog	-	19	24	24	67
+ Acquisition Deal Costs	185	328	78	81	672
+ Acquisition Stock Expense	182	274	265	258	979
+ Income Tax Effect at 25%	(365)	(509)	(532)	(431)	(1,837)
+ Acquisition Earn-Out Adjustment	-	2,800	87	(2,358)	529
Adjusted Net Income	$4,044	$4,788	$4,944	$5,911	$19,687

Average Diluted Shares Outstanding	7,762	7,948	8,752	8,972	8,352

Diluted Earnings Per Share	$0.38	$0.06	$0.38	$0.77	$1.63

Adjusted Diluted Earnings Per Share	$0.52	$0.60	$0.56	$0.66	$2.36

	Fiscal 2023
	Q1	Q2	Q3	Q4	YTD
Net Income	$3,072	$2,357	$1,601	$3,658	$10,688
+ Amortization of Intangible Assets	1,084	1,147	1,180	1,043	4,454
+ Acquisition Deal Costs	30	-	96	59	185
+ Acquisition Stock Expense	269	239	158	167	833
+ Income Tax Effect at 25%	(346)	(346)	(359)	(317)	(1,368)
Adjusted Net Income	$4,109	$3,397	$2,676	$4,610	$14,792

Average Diluted Shares Outstanding	7,629	7,646	7,666	7,688	7,645

Diluted Earnings Per Share	$0.40	$0.31	$0.21	$0.48	$1.40

Adjusted Diluted Earnings Per Share	$0.54	$0.44	$0.35	$0.60	$1.93

Transcat Reports double-digit Organic Service Revenue Growth and significant Gross Margin expansion in both Segments for the Fourth Quarter and Full Year 2024
May 20, 2024

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
SERVICE	FY 2024 Q4	FY 2023 Q4	$'s	%
Service Revenue	$46,732	$39,763	$6,969	17.5%
Cost of Revenue	30,028	26,240	3,788	14.4%
Gross Profit	$16,704	$13,523	$3,181	23.5%
Gross Margin	35.7%	34.0%

Selling, Marketing & Warehouse Expenses	$4,490	$4,121	$369	9.0%
General and Administrative Expenses	4,070	4,855	(785)	(16.2)%
Operating Income	$8,144	$4,547	$3,597	79.1%
% of Revenue	17.4%	11.4%

			Change
DISTRIBUTION	FY 2024 Q4	FY 2023 Q4	$'s	%
Distribution Sales	$24,181	$22,304	$1,877	8.4%
Cost of Sales	16,850	16,677	173	1.0%
Gross Profit	$7,331	$5,627	$1,704	30.3%
Gross Margin	30.3%	25.2%

Selling, Marketing & Warehouse Expenses	$3,376	$2,325	$1,051	45.2%
General and Administrative Expenses	2,895	1,994	901	45.2%
Operating Income	$1,060	$1,308	$(248)	(19.0)%
% of Sales	4.4%	5.9%

			Change
TOTAL	FY 2024 Q4	FY 2023 Q4	$'s	%
Total Revenue	$70,913	$62,067	$8,846	14.3%
Total Cost of Revenue	46,878	42,917	3,961	9.2%
Gross Profit	$24,035	$19,150	$4,885	25.5%
Gross Margin	33.9%	30.9%

Selling, Marketing & Warehouse Expenses	$7,866	$6,446	$1,420	22.0%
General and Administrative Expenses	6,965	6,849	116	1.7%
Operating Income	$9,204	$5,855	$3,349	57.2%
% of Revenue	13.0%	9.4%

Transcat Reports double-digit Organic Service Revenue Growth and significant Gross Margin expansion in both Segments for the Fourth Quarter and Full Year 2024
May 20, 2024

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
	FY 2024	FY 2023
SERVICE	YTD	YTD	$'s	%
Service Revenue	$169,525	$144,883	$24,642	17.0%
Cost of Revenue	112,272	98,245	14,027	14.3%
Gross Profit	$57,253	$46,638	$10,615	22.8%
Gross Margin	33.8%	32.2%

Selling, Marketing & Warehouse Expenses	$16,942	$15,725	$1,217	7.7%
General and Administrative Expenses	25,268	19,491	5,777	29.6%
Operating Income	$15,043	$11,422	$3,621	31.7%
% of Revenue	8.9%	7.9%

			Change
	FY 2024	FY 2023
DISTRIBUTION	YTD	YTD	$'s	%
Distribution Sales	$89,956	$85,686	$4,270	5.0%
Cost of Sales	63,403	63,969	(566)	(0.9)%
Gross Profit	$26,553	$21,717	$4,836	22.3%
Gross Margin	29.5%	25.3%

Selling, Marketing & Warehouse Expenses	$11,769	$9,036	$2,733	30.2%
General and Administrative Expenses	10,046	7,855	2,191	27.9%
Operating Income	$4,738	$4,826	$(88)	(1.8)%
% of Sales	5.3%	5.6%

			Change
	FY 2024	FY 2023
TOTAL	YTD	YTD	$'s	%
Total Revenue	$259,481	$230,569	$28,912	12.5%
Total Cost of Revenue	175,675	162,214	13,461	8.3%
Gross Profit	$83,806	$68,355	$15,451	22.6%
Gross Margin	32.3%	29.6%

Selling, Marketing & Warehouse Expenses	$28,711	$24,761	$3,950	16.0%
General and Administrative Expenses	35,314	27,346	7,968	29.1%
Operating Income	$19,781	$16,248	$3,533	21.7%
% of Revenue	7.6%	7.0%